UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:

June 17, 2014

ENSERVCO CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-9494	84-0811316
State of	Commission File	IRS Employer
Incorporation	Number	Identification No.

501 South Cherry St., Ste. 320

Denver, CO 80246

Address of principal executive offices

303-333-3678

Telephone number, including

Area code

_____________________________

Former name or former address if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

See Item 5.07 for information regarding the election of directors at the annual stockholders’ meeting.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 17, 2014, Enservco Corporation (the “Company”) held its annual meeting of stockholders (the “Meeting”). At the Meeting, three proposals were submitted to the stockholders for approval as set forth in the Company’s definitive Information Statement on Schedule 14C. As of the record date, May 2, 2014 a total of 36,373,599 shares of Company common stock were outstanding and entitled to vote. The Company did not solicit proxies for the Meeting. In total, 20,329,424 shares of Company common stock were represented at the meeting, which represented approximately 55.9% of the shares outstanding and entitled to vote as of the record date.

At the meeting, the stockholders approved all of the proposals submitted. They elected the slate of four persons to the Company’s Board of Directors, ratified and approved the appointment of EKS&H, LLLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014, and voted to change the quorum requirements for future stockholders’ meetings to one-third of the outstanding shares entitled to vote at the meeting. The votes on the proposals were cast as set forth below:

1. Proposal No. 1 – Election of directors. The stockholders elected the entire slate of directors presented to the stockholders.

Name	Votes For	Withheld Authority To Vote
Michael D. Herman	20,329,424	0
Steven P. Oppenheim	20,329,424	0
Gerard P. Laheney	20,329,424	0
Rick D. Kasch	20,329,424	0

2. Proposal No. 2 – Ratification and approval of EKS&H, LLLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014.

For	Against	Abstain
20,329,424	0	0

3. Proposal No. 3 – Amendment to certificate of incorporation to change quorum requirement.

For	Against	Abstain
20,329,424	0	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 17th day of June 2014.

Enservco Corporation

By: /s/ Rick D. Kasch
Rick D. Kasch, President

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